EXHIBIT 99.1

Contact:

Robert W. Pangia
Chief Executive Officer
Highlands Acquisition Corp.
(201) 573-8400
rpangia@highlandscorp.com

FOR IMMEDIATE RELEASE

Highlands Acquisition Corp.
Confirms Intention to Liquidate

Montvale, New Jersey, August 28, 2009 -- Highlands Acquisition Corp. (NYSE Amex: HIA.U, HIA, and HIA.WS), (the "Company") announced today that, since it will be unable to complete a business combination by October 3, 2009, the date upon which its existence will terminate in accordance with its certificate of incorporation, the Company intends to send a letter to the Secretary of State of the State of Delaware confirming that the Company intends to dissolve on October 3, 2009.  As a consequence, the Company will proceed with its dissolution and liquidation.

About Highlands Acquisition Corp.

Highlands Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company's prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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